UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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MapInfo Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Global View

Troy, NY 12180

January 7, 2005

Dear MapInfo Stockholder:

You are cordially invited to the annual meeting of stockholders of MapInfo Corporation, which will be held at MapInfo headquarters, located at One Global View, Troy, New York, on Thursday, February 17, 2005 at 9:30 a.m. local time. We look forward to greeting as many of our stockholders as possible.

Details of the business to be conducted at the annual meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. Alternatively, you may vote your shares over the Internet or by telephone. Please refer to the enclosed proxy card for detailed instructions. If you decide to attend the annual meeting, you will of course have the opportunity to vote in person.

Our best wishes for a happy new year!

Sincerely,

JOHN C. CAVALIER	MARK P. CATTINI
Chairman	President and Chief Executive Officer

MAPINFO CORPORATION

One Global View

Troy, New York 12180

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, February 17, 2005

The Annual Meeting of Stockholders of MapInfo Corporation, a Delaware corporation (the “Company”), will be held at MapInfo headquarters, located at One Global View, Troy, New York on Thursday, February 17, 2005 at 9:30 a.m., local time, to consider and act upon the following matters:

1.	To elect six directors to serve for the ensuing year.

2.	To approve an amendment to the Company’s 1993 Employee Stock Purchase Plan to increase the number of shares of the Company’s common stock available for purchase by employees thereunder by 300,000 from 2,212,500 to 2,512,500.

3.	To approve the adoption of the Company’s 2005 Stock Incentive Plan.

4.	To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year.

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on December 20, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

JASON W. JOSEPH

Secretary

Troy, New York

January 7, 2005

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

MAPINFO CORPORATION

One Global View

Troy, NY 12180

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MapInfo Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, February 17, 2005 and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the stockholder’s instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

At the close of business on December 20, 2004, the record date for the determination of stockholders entitled to vote at the Annual Meeting (the “Record Date”), there were outstanding and entitled to vote an aggregate of 20,392,144 shares of common stock, $0.002 par value per share, of the Company (the “Common Stock”).  Stockholders are entitled to one vote per share.

The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, without exhibits, was mailed to stockholders, along with these proxy materials, on or about January 7, 2005. The Company will provide copies of the exhibits to the Annual Report on Form 10-K without charge upon request.

Votes Required

The holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting shall constitute a quorum at the Annual Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Director nominees must receive a plurality of the votes cast at the Annual Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the election. The amendment to the 1993 Employee Stock Purchase Plan, the approval of the 2005 Stock Incentive Plan and the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year must be approved by a majority of the votes cast on the matter.

Shares that abstain from voting as to a particular matter and shares held in street name by brokers or nominees who indicate on their proxy that they do not have discretionary authority to vote such shares as to a particular matter (a “broker non-vote”) will not be counted as votes in favor of such matter and will also not be counted as shares voting on such matter. Accordingly, an abstention or a broker non-vote on a matter that requires the affirmative vote of a plurality or a certain percentage of the shares present and voting on the matter, such as the election of directors, the amendment to the 1993 Employee Stock Purchase Plan, the approval of the 2005 Stock Incentive Plan and the ratification of independent auditors, has no effect on the voting on such matter.

Stockholders may vote by any one of the following means:

•	by mail
•	by telephone (toll-free)
•	over the Internet
•	in person at the meeting

To vote by mail, sign, date and complete the enclosed proxy card and return it in the enclosed self-addressed stamped envelope. No postage is necessary if mailed in the United States. Instructions for voting by using a toll-free telephone number or over the Internet can be found on your proxy card. If you hold your shares through a bank, broker or other nominee, they will give you separate instructions on voting your shares.

Beneficial Ownership of Common Stock

The following table sets forth certain information, as of October 31, 2004, with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption “Executive Compensation” below and (iv) all directors and executive officers of the Company as of October 31, 2004 as a group:

Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Common Stock Outstanding (2)
FMR Corp. (3)	1,695,592	8.3%
Kopp Investment Advisors (4)	1,619,924	8.0%
Westport Asset Management (5)	1,191,800	5.9%
John C. Cavalier (6)	200,249	1.0%
Mark P. Cattini (7)	199,620	1.0%
Michael J. Hickey (8)	150,452	*
George C. Moon (9)	85,656	*
Gavin Lennox (10)	67,304	*
Joni Kahn (11)	48,750	*
Quinn H. Tran (12)	48,750	*
Robert P. Schechter (13)	27,250	*
Thomas L. Massie (14)	15,000	*
Simon J. Orebi Gann	0	*
All directors and executive officers as a group (14 persons) (15)	999,045	4.7%

*	Less than 1%

(1)	The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed above has sole voting and investment power with respect to the shares listed. Any reference in the footnotes below to stock options held by the person in question relates to stock options which were exercisable on or exercisable within 60 days after October 31, 2004. Unless otherwise indicated, the address of each stockholder is c/o MapInfo Corporation, One Global View, Troy, NY 12180.
(2)	Percentage of Common Stock outstanding is based on 20,354,029 shares outstanding as of October 31, 2004 plus any shares subject to options held by the person or entity in question which were exercisable on or within 60 days after October 31, 2004.

(3)	FMR Corp. (“FMR”), with a business address of 82 Devonshire Street, Boston, MA 02109, beneficially owned 1,695,592 shares as of September 30, 2004. FMR had no voting power over these 1,695,592 shares. The information in this Note 3 is based solely on the Form 13F Holdings Report filed by FMR on November 15, 2004.
(4)	Kopp Investment Advisors, Inc. (“Kopp”), with a business address of 7701 France Avenue South, Suite 500, Edina, MN 55435, owned 1,619,924 shares as of September 30, 2004. Kopp had sole voting power over 825,500 shares and shared voting power over 794,424 shares. The information in this Note 4 is based solely on the Form 13F Holdings Report filed by Kopp on October 27, 2004.
(5)	Westport Asset Management, Inc./Westport Advisers, LLC (“Westport”), with a business address of 253 Riverside Avenue, Westport, CT 06880, beneficially owned 1,191,800 shares as of September 30, 2004. Westport had sole voting power over 1,096,800 shares and no voting power over 95,000 shares. The information in this Note 5 is based solely on the Form 13F Holdings Report filed by Westport on November 5, 2004.
(6)	Includes 195,833 shares subject to stock options held by Mr. Cavalier.
(7)	Includes 199,435 shares subject to stock options held by Mr. Cattini.
(8)	Includes 130,116 shares subject to stock options held by Mr. Hickey. Also includes 2,158 shares subject to stock options and 4,372 shares of stock held by Mr. Hickey’s spouse, as to which options and shares Mr. Hickey disclaims beneficial ownership.
(9)	Includes 76,672 shares subject to stock options held by Mr. Moon.
(10)	Includes 56,563 shares subject to stock options held by Mr. Lennox. Mr. Lennox ceased to be an executive officer of the Company as of October 1, 2004, at which time his position changed from Group Vice President, Worldwide Sales and Marketing to Vice President and General Manager, Asia Pacific.
(11)	Consists of 48,750 shares subject to stock options held by Ms. Kahn.
(12)	Consists of 48,750 shares subject to stock options held by Ms. Tran. Ms. Tran will not stand for re-election at the Company’s February 17, 2005 annual meeting.
(13)	Includes 26,250 shares subject to stock options held by Mr. Schechter and 1,000 shares of stock held by Mr. Schechter and his spouse in joint tenancy.
(14)	Consists of 15,000 shares subject to stock options held by Mr. Massie.
(15)	Includes the shares described in Notes 6 through 14 above.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The persons named in the proxy will vote to elect as directors the six nominees named below unless authority to vote for the election of any or all of them is withheld by marking the proxy to that effect. Ms. Tran will not stand for re-election at the Company’s February 17, 2005 Annual Meeting and, as a result, the Board of Directors has fixed the number of directors following the Annual Meeting at six. All of the nominees are currently directors of the Company. Each nominee who is elected will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected, but if any nominee should be unable or unwilling to serve, the proxies may vote for a substitute nominee designated by the Board of Directors.

The following table sets forth the name and age of each nominee, his or her position, if any, with the Company, principal occupation and business experience during the past five years, directorships in other publicly-held corporations and the first year of service as a director of the Company:

Names, Offices and Positions with the Company, Principal Occupation and Directorships	Age	First Became a Director
Mark P. Cattini	43	2001

Mr. Cattini has served as a director of the Company since February 2001. He has served as President and Chief Executive Officer of the Company since January 2001 and was President and Chief Operating Officer from July 2000 to December 2000. From January 1999 to July 2000, he served as Vice President and General Manager of Europe and Americas Sales.

John C. Cavalier	65	1996

Mr. Cavalier has served as Chairman of the Board of Directors of the Company since February 2002. He was Co-Chairman from January 2001 to February 2002. He served as Chief Executive Officer of the Company from November 1996 to December 2000 and served as President and Chief Executive Officer of the Company from November 1996 to July 2000. Mr. Cavalier serves as a board member and advisor to several early stage private companies.

Joni Kahn	49	2000

Ms. Kahn has served as a director of the Company since June 2000. Since December 2004 she has been Senior Vice President, Worldwide Professional Services, for Business Objects, a provider of business intelligence solutions. From October 2002 to December 2004, she was Group Vice President of Worldwide Consulting for Business Objects. Ms. Kahn was co-founder and, from March 2000 to September 2002, Chief Customer Officer, of Brience, a wireless technology company. From September 1994 to February 2000, she served as Executive Vice President of KPMG, Inc., a consulting services company.

Thomas L. Massie	43	2003

Mr. Massie has served as a director of the Company since March 2003. Since 2000, he has been President and Chief Executive Officer of Bridgeline Software, a developer of proprietary content management software and custom web applications. From 1991 to 2000, Mr. Massie was founder, Chairman and Chief Executive Officer of FOCUS Enhancements, a publicly held developer of video conversion ASIC chip technology.

Simon J. Orebi Gann	54	2004

Dr. Orebi Gann has served as a director of the Company since April 2004. He has been a Vice President (Digital & Communications Technology) at BP since joining that firm in March 2000, with specific responsibility since July 2001 as the Chief Information Officer for the corporation’s Trading and Supply Business. From November 1996 to March 2000 he was Managing Director of Technology and Business Strategy for the London International Financial Futures and Options Exchange (LIFFE).

Robert P. Schechter	56	2002

Mr. Schechter has served as a director of the Company since May 2002. He has been President and Chief Executive Officer of NMS Communications, a provider of voice, video and data services on wireless and wireline networks, since April 1995 and Chairman since 1996. He also serves on the board of directors of Avici Systems, Inc. and Moldflow Corporation.

INFORMATION RELATING TO THE BOARD OF DIRECTORS

AND CERTAIN OF ITS COMMITTEES

Board and Committee Meetings

The Board of Directors has responsibility for establishing broad corporate policies and reviewing the Company’s overall performance rather than day-to-day operations. The Board of Directors’ primary responsibility is to oversee the management of the Company and, in doing so, serve the best interests of the Company and its stockholders. The Board of Directors reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. It evaluates the performance of the Company and its senior executives, as well as the overall effectiveness of the Board of Directors and its Committees. Management keeps the directors informed of the Company’s activities through regular written reports and presentations at board and committee meetings.

The Company’s Corporate Governance Guidelines provide that directors are responsible for attending Board meetings and meetings of Committees on which they serve, and that directors are encouraged to attend the annual meeting of stockholders. The Board of Directors met six times during fiscal 2004 and also acted by written consent four times. Additionally, the independent directors met two times during fiscal 2004. Each current director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees of the Board on which he or she then served. Messrs. Cattini and Cavalier attended the 2004 Annual Meeting of Stockholders.

The Board of Directors has established three standing committees — Audit, Compensation and Nominating/Corporate Governance—each of which operates under a charter that has been approved by the Board. Current copies of each committee’s charter are posted on the Governance section of the Investor Relations section of the Company’s website, www.mapinfo.com. The Board of Directors has determined that all of the members of each of the Board’s three standing committees are independent as defined under the rules of the NASDAQ Stock Market that become applicable to the Company on the date of the Annual Meeting, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, all members of the Audit Committee are independent as defined by the rules of the NASDAQ Stock Market for Audit Committee membership.

The Board of Directors has determined that Robert Schechter is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met seven times during fiscal 2004. The members of the Audit Committee are Messrs. Schechter and Ms. Kahn and Ms. Tran.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent auditors;
•	overseeing the work of the Company’s independent auditors, including through the receipt and consideration of certain reports from the independent auditors;
•	reviewing and discussing with management and the independent auditors the Company’s annual and quarterly financial statements and related disclosures;
•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;
•	discussing the Company’s risk management policies;
•	establishing policies and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with the Company’s internal auditing staff, independent auditors and management; and
•	preparing the audit committee report required by SEC rules which is included on Page 20 of this Proxy Statement.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors, which annually reviews and approves corporate goals and objectives relevant to CEO compensation, determines the CEO’s compensation, and reviews and approves the compensation of the Company’s other executive officers. Additionally, the Compensation Committee oversees and administers the Company’s cash and equity incentive plans and may grant stock options to all officers of the Company who are persons required to file reports (“Reporting Persons”) pursuant to Section 16(a) of the Exchange Act. This Committee also makes recommendations to the Board with respect to director compensation. The Compensation Committee held one meeting and acted by written consent three times during fiscal 2004. The current members of the Compensation Committee are Ms. Kahn, Ms. Tran and Mr. Massie. The Company’s Board of Directors has adopted a Compensation Committee Charter.

Nominating/Corporate Governance Committee

The Company has established a Nominating/Corporate Governance Committee that has the authority to identify individuals qualified to become board members and provide recommendations to the Board regarding potential new directors. This Committee also has the authority to develop and recommend to the Board a set of corporate governance principles applicable to the Company and to oversee the evaluation of the Board and management. The Nominating/Corporate Governance Committee did not hold any formal meetings during fiscal 2004; however, each member of the Committee considered and approved the nomination of Dr. Orebi Gann to serve on the Company’s Board of Directors. Until Mr. McNamee’s resignation on November 12, 2003, the members of this Committee were Messrs. McNamee and Massie and Ms. Kahn, and the current Committee members are Mr. Massie, Dr. Orebi Gann and Ms. Kahn. The Company’s Board of Directors has adopted a Nominating/Corporate Governance Committee Charter.

Determination of Independence

The Company’s Common Stock is listed on the NASDAQ Stock Market. Under applicable NASDAQ rules, a majority of the Board must be comprised of independent directors. NASDAQ defines “independent director” as a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that none of Messrs. Massie and Schechter, Dr. Orebi Gann, Ms. Kahn or Ms. Tran has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as determined under current NASDAQ rules.

Director Candidates

The Nominating/Corporate Governance Committee continually seeks to identify and evaluate candidates for nomination to the Board and are authorized to engage third-party advisors to assist the Committee with this responsibility. In addition, the Nominating/Corporate Governance Committee will consider recommendations for director nominations made by stockholders of the Company and will evaluate any such recommendations on a basis consistent with any other candidates for nomination. Recommendations should be mailed to MapInfo Corporation, Attention: Secretary. While the Board has not established any specific minimum qualifications for director nominees, the backgrounds and qualifications of the directors and any potential nominees considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating/Corporate Governance Committee will apply criteria set forth in the Company’s Corporate Governance Guidelines. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. To be considered for nomination, any potential director candidate should be able to serve for five years before reaching the age of 75.

Stockholders may recommend individuals to the Nominating/Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s Common Stock for at least a year as of the date such recommendation is made. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board should nominate a stockholder-recommended candidate, said candidate’s name shall appear on the proxy card along with the other nominated directors. Stockholders also have the right under the Company’s bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under the Stockholder Proposals section on Page 29 of this Proxy Statement. The name of a directly nominated candidate will not appear on the proxy card.

At the Annual Meeting, stockholders will be asked to consider the election of Dr. Simon J. Orebi Gann who was originally proposed to the Committee by a current member of the Board of Directors. Dr. Orebi Gann was appointed as a Director by the full Board on April 27, 2004 and has served on the Board since that time.

Communications with the Independent Directors

In the event that the stockholders of the Company seek to communicate directly with members of the Board, absent unusual circumstances, the Chairperson of the Nominating/Corporate Governance Committee is primarily responsible for monitoring communications from stockholders and provides copies or summaries of such communications to the other directors as he considers appropriate.

Code of Business Conduct and Ethics

The Company has adopted a written Code of Business Conduct and Ethics that applies to the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has posted a current copy of the code in the Governance section of the Investor Relations section on its website which is located at www.mapinfo.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

The Company’s Board of Directors has long believed that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. During the past year, the Company’s Board of Directors has continued to review its governance practices in light of the Sarbanes-Oxley Act of 2002, new SEC rules and regulations and the new listing standards of NASDAQ. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the Corporate Governance Guidelines, committee charters and Code of Business Conduct and Ethics are available in the Governance section of the Investor Relations section which is located on the Company’s website at www.mapinfo.com. Alternatively, you can request a copy of any of these documents by writing to MapInfo Corporation, Attention: Secretary.

The Corporate Governance Guidelines, which provide a framework for the conduct of the Board’s business, provide, among other things, that:

•	the principal responsibility of the directors is to oversee the management of the Company;
•	directors have an obligation to become and remain informed about the Company and its business;
•	directors are expected to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders;
•	a majority of the members of the Board shall be independent directors;
•	the independent directors shall meet at least twice a year in executive session;
•	directors have full and free access to management and, as necessary and appropriate, independent advisors.

Director Compensation

Effective April 25, 2003, under the Company’s 1993 Director Stock Option Plan (the “Director Option Plan”), each director who was not also an employee of the Company or any subsidiary of the Company receives on the date of each annual meeting of stockholders a non-statutory option to purchase 15,000 shares of Common Stock at an exercise price which is equal to the fair market value of the Common Stock on the date of grant. The Director Option Plan also allows the Company to grant options to non-employee directors on a discretionary basis. Pursuant to the Director Option Plan, in fiscal 2004, Ms. Kahn, Mr. Massie, Mr. Schechter and Ms. Tran each received, on the annual meeting date of February 12, 2004, an option to purchase 15,000 shares of Common Stock at an exercise price of $14.99 per share. Dr. Orebi Gann received, on April 27, 2004, the date of his appointment to the Board, an option to purchase 15,000 shares of Common Stock at an exercise price of $12.08. In addition, each director who is not also an employee of the Company or any subsidiary of the Company receives a retainer of $7,500 per year for serving on the Board of Directors, plus $1,500 for attendance at each quarterly meeting of the Board of Directors and $1,000 for each board meeting other than the regular quarterly meetings. Additionally, the Chairperson of the Audit Committee receives an annual retainer of $5,000 and the Chairpersons of the Compensation and Nominating/Corporate Governance Committees receive an annual retainer of $2,500 each for their service on these committees. No fees are paid for attendance at committee meetings.

Executive Compensation

Summary Compensation

The following table sets forth certain information concerning the compensation earned in each of the last three fiscal years by (i) the Company’s Chief Executive Officer during fiscal 2004, and (ii) the Company’s four most highly compensated executive officers other than the Chief Executive Officer during fiscal 2004 who were serving as executive officers of the Company on September 30, 2004 and whose salary and bonus during fiscal 2004 exceeded $100,000 (the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Annual Compensation (1)					Long-Term Compensation Awards
Name and Principal Position (2)	Year	Salary ($)		Bonus ($) (3)		Securities Underlying Options (#) (4)	All Other Compensation ($)
Mark P. Cattini President and Chief Executive Officer	2004 2003 2002	330,000 300,000 250,000		462,000 388,904 44,638		125,000 45,000 107,000	6,500 6,000 30,642	(5)

Michael J. Hickey Chief Operating Officer	2004 2003 2002	230,000 215,952 191,021		322,000 276,383 50,588		20,000 20,000 22,500	6,500 6,675 4,914	(5)

Gavin Lennox (6) Group Vice President, Worldwide Sales and Marketing	2004 2003 2002	185,000 147,500 143,120		277,500 168,990 68,081		100,000 25,000 15,000	9,223 3,277 —	(5)

John C. Cavalier Chairman	2004 2003 2002	180,000 165,000 165,000		252,000 — —		100,000 — —	38,934 39,836 38,429	(7) (7) (7)

George C. Moon Chief Technology Officer	2004 2003 2002	220,542 195,403 168,965	(9) (9) (9)	209,515 145,755 11,698	(9) (9) (9)	11,250 11,250 11,250	2,363 2,166 1,968	(8)(9) (9) (9)

(1)	In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the Named Executive Officer for such year.
(2)	Principal position as of September 30, 2004.
(3)	Represents amounts earned under the Company’s incentive compensation programs.
(4)	Reflects the grant of options to purchase Common Stock. The Company has never granted any stock appreciation rights.
(5)	Represents the Company’s contribution to the employee’s 401(k) account.
(6)	Mr. Lennox ceased to be an executive officer of the Company on October 1, 2004, at which time his position changed from Group Vice President, Worldwide Sales and Marketing to Vice President and General Manager, Asia Pacific.
(7)	Represents payment of life insurance premiums in accordance with Mr. Cavalier’s employment contract.
(8)	Represents the Company’s contribution to the employee’s Canadian RRSP account.
(9)	Represents Canadian dollars converted to US dollars with exchange rate at end of each fiscal year: 2004 exchange rate = .78765; 2003 exchange rate = .73391; 2002 exchange rate = .63363.

Option Grants, Exercises and Year-End Values

The following tables set forth certain information concerning option grants and exercises by the Named Executive Officers during fiscal year ended September 30, 2004 and the number and value of the unexercised options held by such persons on September 30, 2004.

OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term (2)
Name						5%($)	10%($)
Mark P. Cattini	125,000	(1)	17.5%	$12.49	4/1/09	$431,345	$953,159
Michael J. Hickey	20,000	(1)	2.8%	$9.01	11/7/08	$49,786	$110,014
Gavin Lennox	100,000	(1)	13.9%	$9.01	11/7/08	$248,930	$550,070
John C. Cavalier	100,000	(1)	13.9%	$9.01	11/7/08	$248,930	$550,070
George Moon	11,250	(1)	1.6%	$9.01	11/7/08	$28,005	$61,883

(1)	Each option has a five-year term and vests over a four-year period, with one quarter vesting after the first year and the remaining portions vesting in equal monthly installments.
(2)	Amounts represent hypothetical gains that could be achieved for the option if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. Because the exercise price of each option represents the fair market value of the Common Stock on the grant date, no gain to the optionee is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Mark P. Cattini	0	—	189,934/192,438	$569,069/$192,625
Michael J. Hickey	0	—	120,637/42,812	$349,772/$135,025
Gavin Lennox	0	—	26,355/123,645	$75,325/$300,325
John C. Cavalier	0	—	168,750/100,000	$885,009/$179,000
George Moon (2)	0	—	72,219/22,031	$286,710/$ 75,678

(1)	Based on the fair market value of the Common Stock on September 30, 2004 ($10.80), less the option exercise price.
(2)	On May 10, 2004, Mr. Moon voluntarily forfeited an option grant for 11,250 shares which was granted to him on March 1, 2001.

Certain Employment Agreements

In October 2003, the Company entered into an employment agreement with Mr. Cattini (the “Cattini Agreement”). Under the Cattini Agreement, Mr. Cattini is employed by the Company as President and Chief Executive Officer for a term commencing October 1, 2003, and ending September 30, 2006. Mr. Cattini’s base salary was initially set at $330,000 per annum and he was eligible to receive incentive compensation of up to 69% of his annual base salary, payable quarterly, based on achieving targeted Company objectives and additional compensation of up to 140% of base salary for achieving above targeted objectives as outlined each fiscal year in Mr. Cattini’s approved incentive compensation plan. During the term of the Cattini Agreement, Mr. Cattini’s base salary and annual incentive compensation target may be adjusted from time to time as approved by the Company’s Board of Directors. In the event that Mr. Cattini’s employment is terminated for a reason other than cause, Mr. Cattini shall be reimbursed up to $150,000 for the receipted expenses of moving his household and family from New York to the United Kingdom. Additionally, if Mr. Cattini terminates his employment for good reason, as defined in the Cattini Agreement, he will receive a lump sum payment equivalent to his actual highest annual base salary plus highest actual annual incentive compensation achieved during the immediate past three-year period. Upon a change in control of the Company in which Mr. Cattini is not the surviving CEO or is offered a position not acceptable to him, he will receive a lump-sum payment equivalent to his highest two years full base salary plus actual incentive compensation achieved during the immediate past five-year period, the Company shall continue for a two-year period Mr. Cattini’s life and health insurance, and all unexpired and unvested stock options to purchase Common Stock of the Company shall be exercisable immediately as of the date of such change in control. If Mr. Cattini’s employment is terminated by the Company for cause, the Company shall pay his full base salary through the date of termination at the rate in effect at the time the notice is given and any incentive compensation earned through the date of termination. If at the conclusion of the Cattini Agreement, Mr. Cattini or the Company decides not to renew the agreement, Mr. Cattini shall be paid an amount equal to his highest annual base salary and incentive compensation achieved during the immediate preceding five years. If Mr. Cattini terminates the agreement by resigning prior to the conclusion of its term, he shall receive a payment equal to six months of his then current base salary. In all events related to termination/separation, payment is conditioned upon the execution by Mr. Cattini of a general release in favor of the Company.

In October 2003, the Company entered into an Employment Agreement with Mr. Hickey (the “Hickey Agreement”). Under the Hickey Agreement, Mr. Hickey is employed by the Company as Chief Operating Officer, for a term commencing October 1, 2003 and ending September 30, 2006. Mr. Hickey’s annual base salary was initially set at $230,000 and he is eligible to receive incentive compensation of 74% of his annual base salary, payable quarterly, upon achievement of certain targeted Company objectives and additional compensation of up to 140% of annual base salary for achieving above targeted objectives as outlined each fiscal year in Mr. Hickey’s approved incentive compensation plan. During the term of the Hickey Agreement, Mr. Hickey’s base salary and annual incentive compensation target may be adjusted from time to time as approved by the Company’s Board of Directors. In the event that Mr. Hickey terminates his employment for good reason, as defined in the Hickey Agreement, he shall receive a lump-sum payment equal to his highest annual base salary plus actual incentive compensation achieved during the immediate past five-year period. Upon any change in control of the Company where Mr. Hickey is not the surviving Chief Operating Officer or is offered a position not acceptable to him, he shall receive a lump sum payment equal to his highest two years base salary plus highest actual incentive compensation achieved during the immediate past five-year period, the Company shall continue for a period of two years Mr. Hickey’s life and health insurance, and all unexpired and unvested stock options to purchase Common Stock of the Company shall be exercisable immediately as of the date of such change in control. If Mr. Hickey’s employment is terminated by the Company for cause, the Company shall pay his full base salary through the date of termination at the rate in effect at the time the notice is given and any incentive compensation earned through the date of termination. If at the conclusion of the Hickey Agreement, Mr. Hickey or the Company decides not to renew the agreement, Mr. Hickey shall receive a payment equal to his highest annual base salary and actual incentive compensation during the immediate preceding five years. If Mr. Hickey terminates his agreement by resigning prior to the conclusion of its term, he shall receive a payment equal to six months of his then current base salary. In all events related to termination/separation, payment is conditioned upon the execution by Mr. Hickey of a general release in favor of the Company.

On September 22, 2004, the Company entered into an employment agreement with Gavin Lennox, the Group Vice President of Worldwide Sales and Marketing (the “Lennox Agreement”). The Lennox Agreement supercedes and replaces the employment agreement dated October 1, 2003 between the Company and Mr. Lennox. Under the Lennox Agreement, effective October 1, 2004, Mr. Lennox’s position with the Company is Vice President and General Manager, Asia-Pacific, and he will be based in Auckland, New Zealand. Mr. Lennox’ base salary is set at AUD$256,472 (approximately $185,000), and he is eligible to receive incentive compensation of 78% of his annual base salary, payable quarterly, upon achievement of certain targeted Company objectives as outlined each fiscal year in Mr. Lennox’ approved incentive compensation plan. In addition, Mr. Lennox will be reimbursed up to $75,000 for relocation of his family and household goods to Auckland, New Zealand. The Lennox Agreement will continue in effect until terminated by either party. The Company may terminate Mr. Lennox’ employment for any reason upon 12 months’ notice. If Mr. Lennox terminates his employment for good reason, as defined in the Agreement, he shall receive a lump-sum payment equal to his highest annual base salary plus highest actual annual incentive compensation achieved during the immediate past five-year period. Upon any change in control of the Company where Mr. Lennox is not the surviving Vice President and General Manager Asia-Pacific or is offered a position not acceptable to him, he shall receive a lump sum payment equal to his highest two years base salary plus actual incentive compensation achieved during the immediate past five-year period, the Company shall continue for a period of two years Mr. Lennox’ life and health insurance, and all unexpired and unvested stock options to purchase Common Stock of the Company shall be exercisable immediately as of the date of such change in control. If Mr. Lennox’ employment is terminated by the Company for cause, the Company shall pay his full base salary through the date of termination at the rate in effect at the time the notice is given and any incentive compensation earned through the date of termination. If Mr. Lennox terminates the agreement by resigning, he shall receive a payment equal to six months of his then current base salary. In all events related to termination/separation, payment is conditioned upon the execution by Mr. Lennox of a general release in favor of the Company.

In October 2003, the Company entered into an Employment Agreement with Mr. Moon (the “Moon Agreement”). Under the Moon Agreement, Mr. Moon is employed by the Company as Chief Technology Officer, for a term commencing October 1, 2003 and ending September 30, 2006. Mr. Moon’s annual base salary was initially set at $C280,000 and he was eligible to receive incentive compensation of 34% of his annual base salary, payable quarterly, upon achievement of certain targeted Company objectives and additional compensation of up to 95% of annual base salary for achieving above targeted objectives as outlined each fiscal year in Mr. Moon’s approved incentive compensation plan. During the term of the Moon Agreement, Mr. Moon’s base salary and annual incentive compensation target may be adjusted from time to time as approved by the Company’s Board of Directors. If Mr. Moon terminates his employment for good reason, as defined in the Moon Agreement, he shall receive a lump-sum payment equal to his highest annual base salary plus highest actual annual incentive compensation achieved during the immediate past five-year period. Upon any change in control of the Company where Mr. Moon is not the surviving Chief Technology Officer or is offered a position not acceptable to him, he shall receive a lump sum payment equal to his highest two years base salary plus actual incentive compensation achieved during the immediate past five-year period, the Company shall continue for a period of two years Mr. Moon’s life and health insurance, and all unexpired and unvested stock options to purchase Common Stock of the Company shall be exercisable immediately as of the date of such change in control. If Mr. Moon’s employment is terminated by the Company for cause, the Company shall pay his full base salary through the date of termination at the rate in effect at the time the notice is given and any incentive compensation earned through the date of termination. If at the conclusion of the Moon Agreement, Mr. Moon or the Company decides not to renew the agreement, Mr. Moon shall receive a payment equal to his highest annual base salary and actual incentive compensation during the immediate preceding five years. If Mr. Moon terminates his agreement by resigning prior to the conclusion of its term, he shall receive a payment equal to six months of his then current base salary. In all events related to termination/separation, payment is conditioned upon the execution by Mr. Moon of a general release in favor of the Company.

In October 2003, the Company entered into an Employment Agreement with Mr. Cavalier (the “Cavalier Agreement”). Under the Cavalier Agreement, Mr. Cavalier is employed by the Company as Chairman, for a term commencing October 1, 2003 and ending September 30, 2006. Mr. Cavalier’s annual base salary was initially set at $180,000 and he is eligible to receive incentive compensation of 69% of his annual base salary, payable quarterly, upon achievement of certain targeted Company objectives and additional compensation of up to 140% of annual base salary for achieving above targeted objectives as outlined each fiscal year in Mr. Cavalier’s approved incentive compensation plan. During the term of the Cavalier Agreement, Mr. Cavalier’s base salary and annual incentive compensation target may be adjusted from time to time as approved by the Company’s Board of Directors. Under the Cavalier Agreement, the Company shall purchase additional medical, disability, life insurance and/or fringe benefit programs of Mr. Cavalier’s choosing up to a maximum amount of $40,000 annually. If Mr. Cavalier terminates his employment for good reason, as defined in the Cavalier Agreement, he shall receive a lump-sum payment equal to his highest annual base salary plus highest annual incentive compensation achieved during the immediate past five-year period. Upon any change in control of the Company where Mr. Cavalier is not the surviving Chairman or is offered a position not acceptable to him, he shall receive a lump sum payment equal to his highest two years base salary plus actual incentive compensation achieved during the immediate past five-year period, the Company shall continue for a period of two years Mr. Cavalier’s life and health insurance, and all unexpired and unvested stock options to purchase Common Stock of the Company shall be exercisable immediately as of the date of such change in control. If Mr. Cavalier’s employment is terminated by the Company for cause, the Company shall pay his full base salary through the date of termination at the rate in effect at the time the notice is given and any incentive compensation earned through the date of termination. If at the conclusion of the Cavalier Agreement, Mr. Cavalier or the Company decides not to renew the agreement, Mr. Cavalier shall receive a payment equal to his highest annual base salary and actual incentive compensation during the immediate preceding five years. If Mr. Cavalier terminates the agreement by resigning prior to the conclusion of its term, he shall receive a payment equal to six months of his then current base salary. In all events related to termination/separation, payment is conditioned upon the execution by Mr. Cavalier of a general release in favor of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on its review of copies of reports filed by Reporting Persons pursuant to Section 16(a) of the Exchange Act or written representations from certain Reporting Persons that no Form 5 filing was required for such persons, the Company believes that during fiscal 2004 all filings required to be made by its Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

Compensation Committee Interlocks and Insider Participation

Mr. Massie, Ms. Kahn and Ms. Tran all served as members of the Compensation Committee during fiscal 2004. Mr. Cavalier serves as chairman of the board of directors of Bridgeline Software, a privately held company, of which Mr. Massie is President and CEO and which does not have a compensation committee.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Company’s executive compensation program is administered by the Compensation Committee. The Company’s executive compensation program, consisting of base salaries, bonus awards and stock option grants, is designed to attract, retain and reward executives who are responsible for leading the Company in achieving its business objectives. The Compensation Committee establishes the compensation of the Chief Executive Officer. All decisions regarding the compensation of other executive officers, including the Chairman, were approved by the Compensation Committee and then reviewed by the outside independent directors.

Compensation Philosophy

The Company’s executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified employees. The Company’s policy is to provide total compensation that is competitive for comparable work and comparable corporate performance. The compensation program includes both motivational and retention-related compensation components. Bonuses are included to encourage effective performance relative to current plans and objectives. Stock options are included to help retain productive people and to more closely align their interests with those of stockholders.

In executing its compensation policy, the Company seeks to relate compensation with the Company’s financial performance and business objectives, reward high levels of individual performance and tie a significant portion of total executive compensation to the performance of the Company. While compensation survey data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance, and the Compensation Committee applies judgment in reconciling the program’s objectives with the realities of retaining valued employees.

In addition, during fiscal 2004, the Company entered into employment agreements with its executives. These agreements include provisions designed to reinforce and encourage the continued employment and dedication of these executives to provide their expertise and contribute to the successful operation and growth of the Company as well as provisions that apply in the event of a change in control of the Company.

Executive Compensation Program

Annual compensation for the Company’s executives consists of three principal elements — base salary, cash bonus awards and stock options.

Base Salary

In setting the annual cash compensation for Company executives, the Compensation Committee reviews and considers compensation for comparable positions in a group of software companies selected by the Committee for comparison purposes, software industry compensation surveys, historical compensation levels of executives, reports of outside compensation consulting firms and the terms of any applicable employment agreement. The Compensation Committee and the Board also compare the Company’s pay practices with other software companies through review of survey and proxy data.

Increases in annual base salary are based on a subjective review and evaluation of the performance of the operation or activity for which the executive has responsibility, the impact of that operation or activity on the

Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside the Company. The Compensation Committee does not assign any particular weight to these factors or use any objective formula for determining base salaries.

Cash Bonus Awards

The cash bonus awards for each executive are tied to targets established in employment agreements and financial and other performance objectives and targets, fixed by the Board of Directors for the Chief Executive Officer, and by the Chief Executive Officer for the other executive officers. During fiscal 2004, bonus awards were based on the Company’s achievement of the Board-approved financial goals through the execution of the Company’s vertical market strategy.

Equity Ownership

Total compensation at the executive level also includes long-term incentives afforded by stock options. The purpose of the Company’s stock option program is to (i) reinforce the mutuality of long-term interests between employees and the stockholders and (ii) assist in the attraction and retention of executives, key managers and individual contributors who are essential to the Company’s success.

The Company’s stock option program includes multi-year vesting periods to optimize the retention value of these options and to orient the Company’s executives and managers to longer-term success. During fiscal 2004, options granted to executives provided for one-quarter vesting after one year from the date of grant and the remaining portion vesting at the end of each succeeding month at the rate of 1/48 of the original number of options per month until fully vested after four years, with unvested options immediately terminating upon an employee leaving the Company, except as set forth in the executive’s employment agreement. The size of the stock option awards is generally intended to reflect the significance of the recipient’s current and anticipated contributions to the Company. The exercise price of options granted by the Company is 100% of the fair market value per share on the date of grant. A recipient’s existing equity interest in the Company generally is taken into account when determining the size of an option grant. The Company also has an employee stock purchase plan, which is available to employees who work at least 25 hours per week, except in jurisdictions where such limitation is unlawful, including executives but exclusive of any employee who owns, or would own after purchase under this plan, 5% or more of the total combined voting power or value of the stock of the Company or of any subsidiary. Such plan generally permits employees to purchase shares at a discount of 15% from the lesser of the fair market value at the beginning or end of an offering period.

In fiscal 2004, pursuant to the 2002 Stock Incentive Plan, Mr. Cattini, the Company’s President and Chief Executive Officer, received an option to purchase 125,000 shares of Common Stock at an exercise price of $12.49 per share; Mr. Cavalier, the Company’s Chairman, received an option to purchase 100,000 shares of Common Stock at an exercise price of $9.01 per share; Mr. Hickey, the Company’s Chief Operating Officer, received an option to purchase 20,000 shares of Common Stock at an exercise price of $9.01 per share; Mr. Lennox, the Company’s Group Vice President, Sales and Marketing, received an option to purchase 100,000 shares of Common Stock at an exercise price of $9.01 per share and Mr. Moon, the Company’s Chief Technology Officer, received an option to purchase 11,250 shares of Common Stock at an exercise price of $9.01 per share.

Chief Executive Officer Fiscal 2004 Compensation

Mr. Cattini served as Chief Executive Officer of the Company during 2004. The Compensation Committee set Mr. Cattini’s base salary at $330,000, which was considered to be in the mid-range of marketplace competitive standards. Mr. Cattini was also awarded a bonus of $462,000 for fiscal 2004 based upon the achievement of the Board-approved financial objectives. Additionally, based upon the Compensation Committee’s subjective determination of Mr. Cattini’s value to the Company, including his current and anticipated contributions and expertise, and taking into account Mr. Cattini’s current stock and option holdings and the amount of his fiscal 2004 cash bonus, Mr. Cattini received options to purchase an aggregate of 125,000 shares of Common Stock.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met.

The Compensation Committee periodically reviews the potential consequences of Section 162(m) of the Internal Revenue Code (the “Code”) and may structure the performance-based portion of its executive compensation to comply with certain exemptions to Section 162(m). However, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that do not comply with the exemptions to Section 162(m) when the Compensation Committee believes such payments are appropriate and in the best interests of the stockholders, after taking into account changing business conditions or the officer’s performance.

Joni Kahn, Chairperson of the Compensation Committee

Thomas L. Massie

Quinn Tran

COMPARATIVE STOCK PERFORMANCE

The following graph compares the cumulative total stockholder return on the Company’s Common Stock with the cumulative return of (i) the CRSP Total Return Index for the Nasdaq National Market (U.S. & Foreign Companies) (the “CRSP Nasdaq Index”) and (ii) the CRSP Nasdaq Total Return Industry Index for Nasdaq Computer & Data Processing Service Stocks (the “CRSP Computer & Data Index”). This graph assumes the investment of $100 on September 30, 1999 in the Company’s Common Stock, the CRSP Nasdaq Index and the CRSP Computer & Data Index and assumes dividends are reinvested. Measurement points are September 30, 1999, 2000, 2001, 2002, 2003 and 2004.

	Sept. 30, 1999	Sept. 30, 2000	Sept. 30, 2001	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2004
MapInfo Corporation	$100	$371	$86	$47	$114	$128
CRSP Nasdaq Index	$100	$134	$54	$43	$66	$70
CRSP Computer & Data Index	$100	$125	$45	$35	$53	$54

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of September 30, 2004:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
Equity compensation plans approved by security holders	3,086,947	$11.13	682,712
Equity compensation plans not approved by security holders	—	—	—

Total	3,086,947	$11.13	682,712

(1)	Excludes shares issuable under the Company’s 1993 Employee Stock Purchase Plan in connection with the current offering period which began September 1, 2004 and ends February 28, 2005.
(2)	Includes 258,395 shares issuable under the Company’s 1993 Employee Stock Purchase Plan, but does not include the additional 300,000 shares that would be available for issuance if Proposal No. 2 is approved at the Annual Meeting. Also includes 322,449 shares issuable under the Company’s 2002 Stock Incentive Plan and 101,868 shares issuable under the Company’s 1993 Director Stock Option Plan, but does not include the additional 400,000 shares that would be available for issuance under the 2005 Stock Incentive Plan if Proposal No. 3 is approved at the Annual Meeting.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended September 30, 2004 and discussed these financial statements with the Company’s management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by the Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company’s independent auditors.

The Company’s independent auditors also provided the Audit Committee with the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent auditors the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent auditors’ provision of the other, non-audit related services to the Company which are referred to in this proxy statement under the section entitled “Proposal No. 4—Ratification of Selection of Independent Auditors,” is compatible with maintaining such auditors’ independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

Robert P. Schechter, Chairperson of the Audit Committee

Joni Kahn (effective November 12, 2003)

Quinn H. Tran

PROPOSAL NO. 2—APPROVAL OF AMENDMENT TO 1993

EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors believes that the Company’s 1993 Employee Stock Purchase Plan (as amended, the “1993 Stock Purchase Plan”) is an important component of the Company’s strategy to attract, retain and motivate employees. As of October 31, 2004, 258,395 shares were available for future purchases under the 1993 Stock Purchase Plan. Accordingly, on November 18, 2004, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1993 Stock Purchase Plan that increases from 2,212,500 to 2,512,500 the number of shares of Common Stock available for purchase by employees under the 1993 Stock Purchase Plan, subject to proportionate adjustment for certain changes in the Company’s capitalization, such as a stock split.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the 1993 Stock Purchase Plan.

The following is a brief summary of the 1993 Stock Purchase Plan. The following summary is qualified in its entirety by reference to the 1993 Stock Purchase Plan, a copy of which is attached as an appendix to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 1993 Stock Purchase Plan may be obtained from the Secretary of the Company.

The 1993 Stock Purchase Plan provides eligible employees of the Company with opportunities to purchase shares of Common Stock at a discounted price. The 1993 Stock Purchase Plan is implemented through offerings, each approximately six months in length. The Board may specify a shorter period, or a longer period of less than twelve months.

Each employee of the Company and its eligible subsidiaries, including two directors who are also employees, is eligible to participate in the 1993 Stock Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date, (ii) is regularly employed by the Company or any eligible subsidiary for more than 25 hours per week, except in jurisdictions where such limitation is unlawful, and for more than five months in a calendar year, and (iii) has been employed by the Company or any eligible subsidiary for at least three months (or such period as may be determined by the Board or the Compensation Committee) prior to enrolling in the 1993 Stock Purchase Plan. An employee may elect to have a whole number percentage from 1% to up to 10% deducted from his or her base pay for purposes of purchasing shares under the 1993 Stock Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the first business day of the offering period or (ii) 85% of the closing price of the Common Stock as reported on the Nasdaq National Market on the last business day of the offering period.

The 1993 Stock Purchase Plan is administered by the Board of Directors of the Company and the Compensation Committee of the Board of Directors. The Board and the Compensation Committee have the authority to make rules and regulations for the administration of the 1993 Stock Purchase Plan. The Board may at any time terminate or amend the 1993 Stock Purchase Plan, provided that no such amendment may be made without prior approval of the stockholders of the Company if such approval is required by Rule 16b-3 under the Exchange Act or Section 423 of the Code, and in no event may any amendment be made which would cause the 1993 Stock Purchase Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder or Section 423 of the Code. The 1993 Stock Purchase Plan contains provisions relating to the disposition of purchase rights under the 1993 Stock Purchase Plan in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

As of December 1, 2004, approximately 790 employees were eligible to participate in the 1993 Stock Purchase Plan.

The purchase of shares under the 1993 Stock Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group. Since the adoption of the 1993 Stock Purchase Plan, the following persons and groups have purchased the number of shares listed: Mr. Cattini, the Company’s President and Chief Executive Officer – 19,490 shares; Mr. Cavalier, the Company’s Chairman – 4,416 shares; Mr. Hickey, the Company’s Chief Operating Officer – 13,806 shares; Mr. Lennox, the Company’s Group Vice President, Worldwide Sales & Marketing – 10,741 shares; Mr. Moon, the Company’s Chief Technology Officer – 9,468 shares; and all current executive officers as a group – 111,948 shares. No other current director, nominee for director, or associate of any of such directors, executive officers or nominees, has purchased any shares under the 1993 Stock Purchase Plan. No person has purchased greater than 5% of the shares issued under this plan. Current employees of the Company have purchased an aggregate of 1,267,133 shares under this plan.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the 1993 Stock Purchase Plan and with respect to the sale of Common Stock acquired under the 1993 Stock Purchase Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants. A participant will not have income upon enrolling in the plan or upon purchasing stock at the end of an offering.

A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the plan. The amount of each type of income and loss will depend on when the participant sells the stock.

If the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date that the participant purchased the stock at a profit (the sales proceeds exceed the purchase price), then the participant will have compensation income equal to the lesser of:

(1)	15% of the value of the stock on the day the offering commenced; and

(2)	the participant’s profit.

Any excess profit will be long-term capital gain. If the participant sells the stock at a loss (if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant will also have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company. There will be no tax consequences to the Company except that we will be entitled to a deduction when a participant has compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NO. 3—APPROVAL OF ADOPTION OF 2005 STOCK INCENTIVE PLAN

The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining key personnel. As of October 31, 2004, 322,449 shares were available for future Awards (as defined below) under the Company’s 2002 Stock Incentive Plan. The 2002 Stock Incentive Plan provides for the issuance of stock options only, and the Company believes it is in the best interests of the Company and its stockholders to establish a stock incentive plan allowing the Company to issue not only stock options but also restricted stock, stock appreciation rights and/or other stock-based awards. Accordingly, on December 23, 2004, the Board of Directors of the Company adopted, subject to stockholder approval, the 2005 Stock Incentive Plan (the “2005 Plan”). Up to 400,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2005 Plan. In addition, if the 2005 Plan is approved, the Company’s 2002 Stock Incentive Plan and 1993 Stock Incentive Plan (together, the “Existing Plans”) will be terminated, and the shares that remain available for future issuance under or that may be returned to the Company’s Existing Plans, as of the date the 2005 Plan is adopted by Stockholders, will be available for issuance under the 2005 Plan, providing an additional total number of shares not to exceed 1,700,000 shares that may be available for issuance under the 2005 Plan. Following termination of the Existing Plans, all outstanding options under those plans will continue to be exercisable in accordance with their terms.

The Board of Directors believes that the approval of the adoption of the 2005 Stock

Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote “FOR” this proposal.

Description of the 2005 Plan

The following is a brief summary of the 2005 Plan. The following summary is qualified in its entirety by reference to the 2005 Plan, a copy of which is attached to the electronic copy of this Proxy Statement filed with the SEC and may be accessed from the SEC’s home page (www.sec.gov). In addition, a copy of the 2005 Plan may be obtained from the Secretary of the Company.

Types of Awards

The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively, “Awards”). The maximum number of shares with respect to which Awards other than options and stock appreciation rights may be granted shall be 400,000.

Incentive Stock Options and Non-statutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less the than 100% of the fair market value of the Common Stock on the date of grant. In addition, under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Without stockholder approval, an option may not be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option, nor may the Board cancel any outstanding option and grant in substitution therefor new Awards under the 2005 Plan covering shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. Options may not be granted for a term in excess of five years. The 2005 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) surrender to the Company of shares of Common Stock, (iii) delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted stock awards granted under the 2005 Plan may vest (1) solely on the basis of passage of time or (2) solely based on achievement of specified performance criteria. The Board may determine, at the time of grant, that a restricted stock award being made to an officer of the Company to vest solely upon achievement of specified performance criteria be designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each restricted stock award intended to so qualify for purposes of Section 162(m) of the Code will be based on criteria which may include one or more of the following measures: earnings per share, return on average assets, return on average equity, earnings, earnings growth, revenues, expenses, stock price, market share, return on sales, assets, equity or investment and total shareholder return.

Except as noted below, (a) restricted stock awards that vest solely on the basis of passage of time may vest no faster than ratably over three years and (b) restricted stock awards that provide for accelerated vesting based upon achievement of specified performance criteria may not vest earlier than the first anniversary of the date of grant. In addition, the Board of Directors may make exceptions to the vesting limitations described above in the event of the recipient’s death, a change in control of the Company or other extraordinary circumstances specified in the 2005 Plan.

Other Stock-Based Awards. Under the 2005 Plan, the Board of Directors has the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

Eligibility to Receive Awards

Employees and officers of the Company and its subsidiaries and of other business ventures in which the Company has a significant interest are eligible to be granted Awards under the 2005 Plan. Our directors are not eligible to be granted Awards under the 2005 Plan. Under present law, incentive stock options may be granted only to employees of the Company, its subsidiaries and any other entity the employees of which are eligible to receive incentive stock options under the Internal Revenue Code. The maximum number of shares with respect to which Awards may be granted to any participant under the 2005 Plan may not exceed 200,000 shares per calendar year.

Plan Benefits

As of December 1, 2004, the Company had approximately 790 employees and officers who would be eligible to receive Awards under the 2005 Plan, including the Company’s seven executive officers. The granting of Awards under the 2005 Plan is discretionary, and the Company cannot now determine the number or type of

Awards to be granted in the future to any particular person or group. Since the adoption of the 2002 Stock Incentive Plan, the following persons and groups received options to purchase the number of shares listed: Mr. Cattini, the Company’s President and Chief Executive Officer – 225,000 shares; Mr. Cavalier, the Company’s Chairman – 175,000 shares; Mr. Hickey, the Company’s Chief Operating Officer – 45,000 shares; Mr. Lennox, the Company’s Group Vice President, Sales and Marketing – 100,000 shares; Mr. Moon, the Company’s Chief Technology Officer – 22,500 shares; all current executive officers as a group – 682,250 shares. No other nominee for director, and no associate of any of such directors, executive officers or nominees, received any options under the 2002 Stock Incentive Plan. No persons received options to purchase greater than 5% of the shares issued under this plan. Current employees of the Company, including executive officers, have received options to purchase an aggregate of 958,900 shares under the 2002 Stock Incentive Plan.

On December 20, 2004, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $11.99.

Administration

The Board of Directors administers the 2005 Plan. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees or subcommittees of the Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the 2005 Plan, including the granting of options to executive officers. The Board has delegated to the Chief Executive Officer full authority to grant Awards to employees or officers of the Company or any of its present or future subsidiaries, with such Awards being granted under the terms that have been approved by the Board; provided, however, that the CEO is not authorized (i) to grant Awards to himself or any other executive officer, or (ii) to grant to any one person, in any one calendar year, Awards with respect to more than 200,000 shares of stock.

Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the Common Stock), (iii) the duration of options (which may not exceed five years), and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2005 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 2005 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Amendment or Termination

No Award may be made under the 2005 Plan after December 23, 2014, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company’s stockholders.

If stockholders do not approve the adoption of the 2005 Plan, the 2005 Plan will not go into effect, and the Company will not grant any Awards under the 2005 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have taxable income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2005 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award whether the Award contains a deferral feature and the participant’s holding period and tax basis for the Award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL NO. 4—RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company’s independent auditors for the current fiscal year. PricewaterhouseCoopers LLP (and its predecessor, Coopers & Lybrand L.L.P.) has served as the Company’s independent auditors since inception. Although stockholder approval of the Board of Directors’ selection of PricewaterhouseCoopers LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its selection of PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent auditors, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services.

Fee Category	2003	2004
Audit Fees (1)	$216,468	$361,501
Audit-Related Fees (2)	24,192	23,791
Tax Fees (3)	273,235	295,368
All Other Fees (4)	—	—

Total Fees	$513,895	$680,660

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, issuance of comfort letters, consents, assistance with review of documents filed with the SEC, and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” These services relate to employee benefit audits, due diligence related to mergers and acquisitions, accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards.
(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services accounted for $192,728 of the total tax fees billed in 2004 and $187,153 of the total tax fees billed in 2003. Tax advice and planning services relate to assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities.
(4)	PricewaterhouseCoopers LLP did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended September 30, 2003 or September 30, 2004 in connection with financial information systems design or implementation, the operation of the Company’s information system or the management of its local area network.

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors.

STOCKHOLDER PROPOSALS

Proposals of stockholders made in accordance with Rule 14a-8 of the Exchange Act and intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal office in Troy, New York no later than September 9, 2005 for inclusion in the proxy statement for that meeting. In addition, the Company’s By-Laws require that the Company be given advance notice of stockholder nominations for election to the Company’s Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy statement in accordance with Rule 14a-8). The required notice must be made in writing, include the information required by Section 1.10 of the By-Laws, be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at the principal offices of the Company, and be received not less than 60 days nor more than 90 days prior to the 2006 Annual Meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination or other proposal shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure made, whichever occurs first. While the Company has not yet set the date of the 2006 Annual Meeting, assuming it was held on February 17, 2006 (the same day as this year’s meeting), notice of a stockholder proposal or director nomination would need to be made no earlier than November 19, 2005 and no later than December 19, 2005. Any stockholder proposal must also comply with the other applicable provisions of the Company’s Certificate of Incorporation and By-laws and the Exchange Act. No stockholder proposal is required to be considered unless it is presented in accordance with the foregoing requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters. All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail, telecopy and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: MapInfo Corporation, One Global View, Troy, New York 12180, telephone number (518) 285-6000, Attention: Secretary. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

JASON W. JOSEPH

Secretary

January 7, 2005

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. ALTERNATIVELY, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

MPI-PS-05

Appendix A

MapInfo Corporation

1993 Employee Stock Purchase Plan

The purpose of this Plan is to provide eligible employees of MapInfo Corporation (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $.002 par value per share (the “Common Stock”). 1,712,5001 shares of Common Stock in the aggregate have been approved for this purpose.

1. Administration. The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

(a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b) they have been employed by the Company or a Designated Subsidiary for at least three months (or such number of days as may be determined by the Board of Directors or Committee) prior to enrolling in the Plan; and

(c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

1 Number revised to reflect 3 for 2 stock split in the form of a stock dividend effective 1/10/00 and the 3 for 2 stock split in the form of a stock dividend effective 9/28/00.

3. Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin on such dates as may be determined by the Board of Directors or the Committee (the “Offering Commencement Dates”). Each Offering Commencement Date will begin an approximately six-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose different Plan Periods of twelve (12) months or less for Offerings.

4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least seven days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding, to the extent determined by the Board or the Committee, overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, and including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made, subject to such lesser maximum rate as may be determined by the Board of Directors or Committee prior to the applicable Offering Commencement Date. Subject to the foregoing, payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated there under may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee’s annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, or (b) the closing price of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

11. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot, in such manner as it may determine, the shares then available.

19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the NASDAQ and the approval of all governmental authorities required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by New York law except to the extent that such law is preempted by federal law.

The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

21. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23. Effective Date and Approval of Shareholders. The Plan shall take effect upon the closing of the initial public offering of Common Stock of the Company, subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on November 23, 1993

Approved by the stockholders on December 8, 1993

AMENDMENT NO. 1 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 450,0002 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on November 12, 1996

Adopted by the Stockholders on February 13, 1997

2 Number revised to reflect 3 for 2 stock split in the form of a stock dividend effective 1/10/00 and the 3 for 2 stock split in the form of a stock dividend effective 9/28/00.

AMENDMENT NO. 2 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAP INFO CORPORATION

The second paragraph of Section 20 - “Governmental Regulations “ of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, to provide as follows:

“The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.”

Adopted by the Board of Directors

on February 11, 1998

AMENDMENT NO. 3 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 675,0003 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on January 30, 1998

Adopted by the Stockholders on February 25, 1998

3 Number revised to reflect 3 for 2 stock split in the form of a stock dividend effective 1/10/00 and the 3 for 2 stock split in the form of a stock dividend effective 9/28/00.

AMENDMENT NO. 4 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 900,0004 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on
November 14, 1998

Adopted by the Stockholders on
February 24, 1999

4 Number revised to reflect 3 for 2 stock split in the form of a stock dividend effective 1/10/00 and the 3 for 2 stock split in the form of a stock dividend effective 9/28/00.

AMENDMENT NO. 5 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 1,012,5005 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on
November 23, 1999

Approved by the Stockholders on
March 7, 2000

5 Number revised to reflect 3 for 2 stock split in the form of a stock dividend effective 1/10/00 and the 3 for 2 stock split in the form of a stock dividend effective 9/28/00

AMENDMENT NO. 6 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 1,312,500 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on
November 8, 2001

Approved by the Stockholders on
February 13, 2002

AMENDMENT NO. 7 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 1,712,500 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on
November 14, 2002

Approved by the Stockholders on
February 12, 2003

AMENDMENT NO. 8 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 2,212,500 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on
November 12, 2003

Approved by the Stockholders on
February 12, 2004

AMENDMENT NO. 9 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 2(a) “Eligibility” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety to provide as follows:

“2. (a) they are employed by the Company or a Designated Subsidiary for 25 hours a week or more regularly throughout the year, except in jurisdictions where such limitation is unlawful; and”

Adopted by the Board of Directors on

November 18, 2004

AMENDMENT NO. 10 TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN OF

MAPINFO CORPORATION

The first sentence of Subsection 3(b) “Shares Available; Offerings” of the 1993 Employee Stock Purchase Plan (the “Plan”) of MapInfo Corporation is hereby amended and restated in its entirety, subject to stockholder approval, to provide as follows:

“The total number of shares issuable under the Plan is limited to 2,512,500 shares of Common Stock (subject to adjustment in the event of any changes of outstanding shares of Common Stock by reason of stock dividends, recapitalizations, mergers, or in the event of any other change affecting Common Stock.)”

Adopted by the Board of Directors on

November 18, 2004

Appendix B

MAPINFO CORPORATION

2005 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of MapInfo Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees and officers are eligible to receive options, stock appreciation rights, restricted stock and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for a number of shares of common stock, $.002 par value per share, of the Company (the “Common Stock”) equal to the sum of:

(1) 400,000 shares of Common Stock;

(2) any shares of Common Stock reserved for issuance under the Company’s 1993 Stock Incentive Plan, as amended (the “1993 Plan”), that remain available for issuance upon the adoption of this Plan by the Board;

(3) any shares of Common Stock reserved for issuance under the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) that remain available for issuance upon the adoption of this Plan by the Board; and

(4) any shares of Common Stock subject to awards under the 1993 Plan or 2002 Plan which awards expire, terminate, or are otherwise surrendered, canceled or forfeited (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations under the Code); provided, however, that the maximum number of shares of Common Stock reserved for issuance under the 1993 Plan that may be issued under this Plan shall be 700,000 and the maximum number of shares of Common Stock reserved for issuance under the 2002 Plan that may be issued under this Plan shall be 1,000,000. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 200,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 400,000.

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of MapInfo Corporation, any of MapInfo Corporation’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 10(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) at the time the Option is granted.

(d) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9) and (2) the Board may not cancel any outstanding Option and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

(e) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of five years.

(f) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(g) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(g) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(h) Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

6. Stock Appreciation Rights.

(a) General. A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount in cash or Common Stock or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be based solely on appreciation in the fair market value of Common Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Board in the SAR Award.

(b) Grants. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs. A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise. Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7. Restricted Stock.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”).

(b) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection (b)(1) shall not apply to Awards granted pursuant to Section 10(i).

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(c) Terms and Conditions. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price.

(d) Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(e) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock shall take place. The Board may also permit an exchange of unvested shares of Common Stock that have already been delivered to a Participant for an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify.

8. Other Stock-Based Awards.

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

9. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards shall become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

To the extent all or any portion of an Option becomes exercisable solely as a result of clause (ii) above, the Board may provide that upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price; such repurchase right (x) shall lapse at the same rate as the Option would have become exercisable under its terms and (y) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to clause (ii) above.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a

Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. Except as otherwise provided in Section 7(b), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Conditions.

(1) This Section 10(i) shall be administered by a Committee approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m) (the “Section 162(m) Committee”).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Unit Award is granted to a Participant who is then an officer, that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Unit Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) earnings per share, (b) return on average equity or average assets with respect to a pre-determined peer group, (c) earnings, (d) earnings growth, (e) revenues, (f) expenses, (g) stock price, (h) market share, (i) return on sales, assets, equity or investment, (j) regulatory compliance, (k) improvement of financial ratings, (l) achievement of balance sheet or income statement objectives, (m) total shareholder return, (n) net operating profit after tax, (o) pre-tax or after-tax income, (p) cash flow, or (q) such other objective goals established by the Board, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals may vary by Participant and may be different for different Awards. Such performance goals shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Unit Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided that, to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and provided further that, without approval of the Company’s stockholders, no amendment may (i) increase the number of shares authorized under the Plan (other than pursuant to Section 10), (ii) materially increase the benefits provided under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) expand the types of Awards provided under the Plan or (v) make any other changes that require stockholder approval under the rules of the Nasdaq National Market, Inc. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan.

(e) Provisions for Foreign Participants. The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

PROXY

MAPINFO CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders – February 17, 2005

The undersigned, revoking all prior proxies, hereby appoint(s) Mark P. Cattini and K. Wayne McDougall, or either or any of them with full power of substitution, as proxies for the undersigned to act and vote at the 2005 Annual Meeting of Stockholders of MapInfo Corporation and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and in their discretion, upon any other matters which may properly come before the Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, AND 4.

[ SEE REVERSE ]		[ SEE REVERSE ]
[ SIDE ]	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	[ SIDE ]

Vote-by-Internet	Vote-by-Telephone

Log on to the Internet and go to http://www.eproxyvote.com/maps	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

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[ X ]    Please mark

   votes as in

   this example.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 and 4.

			For	Against	Abstain
1. Election of Directors Nominees: (01) Mark P. Cattini, (02) John C. Cavalier, (03) Joni Kahn, (04) Thomas L. Massie, (05) Simon J. Orebi Gann and (06) Robert P. Schechter		2. Approval of an amendment to the Company’s 1993 Employee Stock Purchase Plan, as set forth in the accompanying Proxy Statement	[ ]	[ ]	[ ]

For All Nominees [ ]	Withheld From All Nominees [ ]	3. Approval and adoption of the Company’s 2005 Stock Incentive Plan, as set forth in the accompanying Proxy Statement	[ ]	[ ]	[ ]

[ ] For all nominees except as noted above		4. Ratification of appointment of independent auditors for fiscal 2005	[ ]	[ ]	[ ]

Mark Here For Address Change [ ] and Note At Left	Mark Here If You Plan to [ ] Attend the Meeting

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Signature:                                                          Date:                          Signature:                                                       Date: